                                                                      EXHIBIT 12

                      RATIOS OF EARNINGS TO FIXED CHARGES

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
                                                                                                             THIRTEEN WEEKS ENDED
                                                              FISCAL YEAR ENDED DECEMBER ENDED             ------------------------
                                                    -----------------------------------------------------   MARCH 28,    MARCH 29,
                                                      1993       1994       1995       1996       1997        1998         1997
                                                    ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                                                                (AMOUNTS IN THOUSANDS)
Earnings (loss) from continuing operations........  $  11,975  $  (2,256) $  11,707  $  18,733  $  29,456   $   9,484    $   5,245
  Add provision for income taxes..................      7,718     (1,493)     8,126     12,986     20,415       6,591        3,645
                                                    ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                                       19,693     (3,749)    19,833     31,719     49,871      16,075        8,890
Fixed Charges:
  Interest........................................      8,596     12,031     14,635     20,405     29,024       7,532        7,036
  Interest factor portion of rentals..............      2,345      2,851      3,266      3,993      5,981       1,591        1,184
                                                    ---------  ---------  ---------  ---------  ---------  -----------  -----------
    Total fixed charges...........................     10,941     14,882     17,901     24,398     35,005       9,123        8,220
                                                    ---------  ---------  ---------  ---------  ---------  -----------  -----------
Earnings before income taxes and fixed charges....  $  30,634  $  11,133  $  37,734  $  56,117  $  84,876   $  25,198    $  17,110
                                                    ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                                    ---------  ---------  ---------  ---------  ---------  -----------  -----------
Ratio of earnings to fixed charges................       2.80       0.75       2.11       2.30       2.42        2.76         2.08
                                                    ---------  ---------  ---------  ---------  ---------  -----------  -----------
                                                    ---------  ---------  ---------  ---------  ---------  -----------  -----------
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